                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        TCI Communications Financing IV
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      (Exact name of registrant as specified in its certificate of trust)


              Delaware                                  84-6289178
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(State of incorporation or organization)  (I.R.S. Employer Identification No.)

               5619 DTC Parkway, Englewood, Colorado 80111-3000
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    (Address and zip code of principal executive offices of the registrant)

If this Form relates to the registration of a      If this Form relates to the registration of
class of debt securities and is effective upon     a class of debt securities and is to become
filing pursuant to General Instruction             effective simultaneously with the
A(c)(1) please check the following box. [_]        effectiveness of a concurrent registration
                                                   statement under the Securities Act of 1933
                                                   pursuant to General Instruction A(c)(2)
                                                   please check the following box. [_]

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Securities to be registered Pursuant to Section 12(b) of the Act:
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        Title of each class                       Name of Exchange on which
        to be so registered                     each class is to be registered

Trust Preferred Securities of TCI                    New York Stock Exchange
Communications Financing IV, liquidation amount $25.00 per preferred security (and the Guarantee with respect thereto)



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Securities to be registered pursuant to Section 12(g) of the Act:


                                      NONE
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                                (Title of Class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     For a full description of the trust preferred securities (including the guarantee relating thereto) being registered hereby reference is made to (i) the information set forth under the captions "Description of the Preferred Securities" and "Description of the Preferred Securities Guarantees" in the prospectus, dated January 21, 1997 (the "Base Prospectus"), of the Registrant and (ii) the information set forth under the captions "Description of the Preferred Securities," "Description of the Preferred Securities Guarantee" and "Effect of Obligations Under the Subordinated Debt Securities and the Preferred Securities Guarantee" in the prospectus supplement, dated March 19, 1997 (the "Prospectus Supplement" and collectively with the Base Prospectus, the "Prospectus"), of the Registrant. The Prospectus has been filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), and relates to the Registrant's Registration Statement on Form S-3, as amended (Registration No. 333-16985)(the "Registration Statement"), which was originally filed on November 27, 1996 and declared effective under the Act on January 21, 1997. The Registration Statement and the Prospectus are attached as exhibits hereto and are incorporated by reference herein.

ITEM 2.  EXHIBITS

     2.1 Form of specimen of certificate representing the preferred securities./*/
     2.2 Certificate of Trust of TCI Communications Financing IV filed with the Secretary of the State of Delaware on November 21, 1995./*/
     2.3 Registration Statement on Form S-3, as amended (Registration No. 333-16985), of TCI Communications Financing IV and TCI Communications, Inc., originally filed with the Securities and Exchange Commission on November 27, 1996./*/
     2.4 Declaration of Trust of TCI Communications Financing IV, effective as of November 21, 1995./*/
     2.5 Form of Amended and Restated Declaration of Trust of TCI Communications Financing IV./*/
     2.6 Indenture, dated January 29, 1996 (the "Indenture"), between TCI Communications, Inc. and the Bank of New York./*/
     2.7  Form of Fourth Supplemental Indenture to Indenture./*/
     2.8. Form of Guarantee Agreement with respect to Preferred Securities of TCI Communications Financing IV./*/
     2.9 Form of Subordinated Deferrable Interest Note of TCI Communications, Inc./*/
     2.10 Prospectus Supplement, dated March 19, 1997 and Prospectus, dated January 21, 1997, of TCI Communications Financing IV and TCI Communications, Inc./*/

---------------------
/*/ Pursuant to the Instructions as to Exhibits for Form 8-A, the exhibits listed above are attached to this registration statement as filed with the New York Stock Exchange but are not attached to this registration statement as filed with the Securities and Exchange Commission.

                                   SIGNATURE

     Pursuant to the requirement of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           TCI COMMUNICATIONS FINANCING IV


Date: March 14, 1997                       By:  /s/ Bernard W. Schotters
                                                ------------------------------
                                                Bernard W. Schotters
                                                Trustee


                                           By:  /s/ Stephen M. Brett
                                                ------------------------------
                                                Stephen M. Brett
                                                Trustee


                                           TCI COMMUNICATIONS, INC.


Date: March 14, 1997                       By:  /s/ Stephen M. Brett
                                                ------------------------------
                                                Name: Stephen M. Brett
                                                Title:  Senior Vice President

                                 EXHIBIT INDEX
                                 -------------



     2.1 Form of specimen of certificate representing the preferred securities./*/
     2.2 Certificate of Trust of TCI Communications Financing IV filed with the Secretary of the State of Delaware on November 21, 1995./*/
     2.3 Registration Statement on Form S-3, as amended (Registration No. 333-16985), of TCI Communications Financing IV and TCI Communications, Inc., originally filed with the Securities and Exchange Commission on November 27, 1996./*/
     2.4 Declaration of Trust of TCI Communications Financing IV, effective as of November 21, 1995./*/
     2.5 Form of Amended and Restated Declaration of Trust of TCI Communications Financing IV./*/
     2.6 Indenture, dated January 29, 1996 (the "Indenture"), between TCI Communications, Inc. and the Bank of New York./*/
     2.7  Form of Fourth Supplemental Indenture to Indenture./*/
     2.8. Form of Guarantee Agreement with respect to Preferred Securities of TCI Communications Financing IV./*/
     2.9 Form of Subordinated Deferrable Interest Note of TCI Communications, Inc./*/
     2.10 Prospectus Supplement, dated March 19, 1997 and Prospectus, dated January 21, 1997, of TCI Communications Financing IV and TCI Communications, Inc./*/

-----------------------
/*/   Pursuant to the Instructions as to Exhibits for Form 8-A, the exhibits listed above are attached to this registration statement as filed with the New York Stock Exchange but are not attached to this registration statement as filed with the Securities and Exchange Commission.